UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2008

Avon Products, Inc.

(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Incentive Plan

On March 5, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Avon Products, Inc. (the “Company”) recommended to the Board of Directors for approval the Avon Products, Inc. 2008-2012 Executive Incentive Plan, which was approved by the Board of Directors on March 6, 2008 and is subject to approval by the shareholders (the “Plan”). The Plan is intended to provide incentives to certain executives to attain goals based on the performance of the Company and to provide those executives with incentive compensation upon attainment of those goals in order to enhance shareholder value. The Plan will replace the Company’s Executive Incentive Plan which had been approved by shareholders in 2003 and expired at the end of 2007. The Chairman and Chief Executive Officer; Vice Chairman, Chief Finance & Strategy Officer; and President, who were named executive officers in the Company’s 2007 Proxy Statement (the “Named Executive Officers”), as well as other senior executives, are eligible to participate under the Plan.

The Plan has been designed to provide performance-based compensation that is exempt from the $1 million deduction limit on executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan provides for annual incentive awards covering each fiscal year of the Company and long-term incentive awards covering a period of at least two fiscal years of the Company. The awards under the Plan may be in the form of cash, stock, restricted stock, stock units or other forms of stock-based awards, or any combination thereof, provided that any such stock-based awards will be issued pursuant to and be subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan, or any successor plan. Within the first 90 days of the fiscal year or long-term performance period, as applicable, the Committee is required to establish the terms and conditions for the payment of awards, including the eligible participants, the performance measures (and any required adjustments), the length of the performance period and the formula for calculating the amount of the awards for each participant. The maximum payment that can be made to any one participant under the annual award portion of the Plan is $6,000,000, which maximum has been established by the Board by taking into account expected increases in compensation and inflation over the five-year term of the Plan. The maximum payment that may be made to a participant for each long-term performance period established by the Committee may not exceed $19,000,000, which maximum has been established by the Board, taking into account the same factors. The Committee may reduce, but not increase, the amount of an award in its sole discretion and to take into account any factors as the Committee deems appropriate.

A participant must generally remain employed through the end of the applicable performance period to receive any award under the Plan, except that a participant may be entitled to a prorated portion of the award in the event of involuntary termination without cause, death, disability or retirement, provided that the performance measures have been achieved. In addition, in the event of a change in control during a long-term performance period, a participant will be entitled to a long-term incentive award, which would be prorated if the change in control occurs during the first half of the long-term performance period. A change in control is defined in the Plan generally as an event that would be considered as a change in control in the Treasury Regulations published under Section 409A of the Code.

On March 5, 2008, the Committee approved the 2008 annual bonus program under the Plan. The Committee designated seven participants under the program, including the Named Executive Officers.

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The Committee also approved a level of total operating profit (as adjusted for currency fluctuations, certain pension expenses and contributions, and restructuring costs) as the performance goal under the annual program. The Committee established target awards for the Named Executive Officers ranging from 100% to 175% of base salary, with a payout of up to 200% of the target award. The Committee has the discretion to reduce, but not increase, the amount of a participant’s bonus under the program.

The Committee also approved the long-term bonus program under the Plan, which is designed to focus key executives on the business growth success of the Company over the performance period from January 1, 2008 through December 31, 2010. The Committee designated key executives of the Company as participants, including the Named Executive Officers. The Committee also approved a level of cumulative economic profit over the 2008 to 2010 period (as adjusted for currency fluctuations, certain pension expenses and contributions, and restructuring costs) as the performance goal under the long-term program. The Committee established target awards for the Named Executive Officers ranging from 300% to 600% of average annual earned base salary, with a payout of up to 200% of the target award. The Committee has the discretion to reduce, but not increase, the amount of a participant’s bonus under the program.

The foregoing does not constitute a complete summary of the terms of the Plan, and reference is made to the complete text of the Plan, which is attached hereto as Exhibit 10.1.

Stock Option Award for Chief Executive Officer

On March 5, 2008, the Committee approved a grant of stock options to Andrea Jung, the Chairman and Chief Executive Officer of the Company, to purchase 1,200,000 shares of common stock of the Company. In order to encourage her retention, the stock options vest 50% on the third anniversary of the grant date (the “First Vesting Date”), and the remaining 50% vest only if and when the closing price of the Company’s common stock is $50 per share for 30 consecutive days between the First Vesting Date and the tenth anniversary of the grant date, provided that Ms. Jung remains in the Company’s employ through such date. The stock options were granted pursuant to the form of U.S. Stock Option Agreement under the Avon Products, Inc. 2005 Stock Incentive Plan, previously filed with the Securities and Exchange Commission (“SEC”) on a Form 8-K on September 6, 2005 (the “Stock Option Agreement”). In addition, as her annual equity award, on March 5, 2008, the Committee also approved a grant of stock options to Ms. Jung to purchase 303,756 shares of common stock of the Company, which vest in equal one-third portions on each of the first three anniversaries of the grant date, provided that Ms. Jung remains in the Company’s employ through such dates. These stock options were also granted pursuant to the Stock Option Agreement.

The foregoing does not constitute a complete summary of the terms of the Stock Option Agreement, and reference is made to the complete text of the agreement previously filed with the SEC on September 6, 2005.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1    Avon Products, Inc. 2008-2012 Executive Incentive Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By:	/s/ Lucien Alziari
Name:	Lucien Alziari
Title:	Senior Vice President, Human Resources

Date: March 11, 2008

(Page 4 of 4 Pages)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Avon Products, Inc. 2008-2012 Executive Incentive Plan